EXHIBIT 99.1

File: WMU05AR9 PY A1B 0629051.xls
Tab: Price-Yield A1B

WAMU 2005-AR9, Class A1B

Price/Yield
Given: Price		10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR
99-27	Disc Margin	41	42	43	44	45	46	48	49	51
99-27+	Disc Margin	40	41	42	43	44	46	47	48	50
99-28	Disc Margin	40	41	42	43	44	45	46	47	48
99-28+	Disc Margin	40	41	41	42	43	44	45	46	47
99-29	Disc Margin	40	40	41	42	42	43	44	45	46
99-29+	Disc Margin	39	40	40	41	42	42	43	44	45
99-30	Disc Margin	39	39	40	40	41	41	42	43	43
99-30+	Disc Margin	39	39	39	40	40	41	41	41	42
99-31	Disc Margin	39	39	39	39	39	40	40	40	41
99-31+	Disc Margin	38	38	38	39	39	39	39	39	39
100-00	Disc Margin	38	38	38	38	38	38	38	38	38
100-00+	Disc Margin	38	38	38	37	37	37	37	37	37
100-01	Disc Margin	37	37	37	37	37	36	36	36	35
100-01+	Disc Margin	37	37	37	36	36	35	35	35	34
100-02	Disc Margin	37	37	36	36	35	35	34	33	33
100-02+	Disc Margin	37	36	36	35	34	34	33	32	31
100-03	Disc Margin	36	36	35	34	34	33	32	31	30
100-03+	Disc Margin	36	35	35	34	33	32	31	30	29
100-04	Disc Margin	36	35	34	33	32	31	30	29	28
100-04+	Disc Margin	36	35	34	33	32	30	29	28	26
100-05	Disc Margin	35	34	33	32	31	30	28	27	25
	WAL	6.77	4.76	3.60	2.85	2.32	1.94	1.65	1.41	1.23
	Mod Durn	5.558	4.124	3.224	2.608	2.156	1.821	1.562	1.352	1.183
	Principal Window	Aug05 to Nov22	Aug05 to Feb18	Aug05 to Feb15	Aug05 to Mar13	Aug05 to Oct11	Aug05 to Oct10	Aug05 to Jan10	Aug05 to May09	Aug05 to Nov08
	LIBOR_1MO	3.3256	3.3256	3.3256	3.3256	3.3256	3.3256	3.3256	3.3256	3.3256
	MTA_1YR	2.633	2.633	2.633	2.633	2.633	2.633	2.633	2.633	2.633
	Prepay Rate	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR
	Opt Redem	Y	Y	Y	Y	Y	Y	Y	Y	Y

This information has been prepared and furnished to you by Goldman Sachs & Co. The issuer of the securities did not participate in the preparation of this information and the issuer has not independently verified the accuracy or completeness of this information. Goldman Sachs & Co is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction.

The information contained herein is preliminary and subject to change and supersedes information contained in any prior term sheet for this transaction. This preliminary term sheet does not contain all of the information required to be included in the final prospectus supplement.

Prospective investors in the securities should read the relevant documents filed, or to be filed, with the securities and exchange commission because they contain important information. Such documents may be obtained without charge at the securities and exchange commission's website.

Although a registration statement (including the base prospectus) relating to the securities has been filed with the securities and exchange commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not yet been filed with the securities and exchange commission. Once available, a final prospectus and prospectus supplement may be obtained without charge by contacting Goldman Sachs & Co. at 212-902-1171, or by contacting Washington Mutual Mortgage Securities corp. at 847-548-6500.

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